NUMBER                                                                  WARRANTS

                            PACIFIC BIOMETRICS, INC.

                    REDEEMABLE COMMON STOCK PURCHASE WARRANTS

             VOID AFTER JANUARY 31, 1998 ("WARRANT EXPIRATION DATE")


                                                               CUSIP 69403Q 11 8


     THIS CERTIFIES that

is entitled to purchase from PACIFIC BIOMETRICS, INC., a Delaware corporation (hereinafter called the "Company"), upon the surrender of this Warrant Certificate to the Company at the principal office of the Warrant Agent hereinafter mentioned (or its successor as Warrant Agent), provided, and only if, this Warrant Certificate shall be surrendered on or before 5:00 p.m., New York City time, on the Warrant Expiration Date, the number of fully paid and nonassessable shares of Common Stock, $.01 par value of the Company ("Common Stock"), set forth above, evidenced by a certificate therefor, upon payment of the Exercise Price for the mnumber of shares in respect of which this Warrant Certificate is exercised; provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of shares of Common Stock which may become purchasable pursuant to this Warrant Certificate may be adjusted, or property other than shares of Common Stock may become purchasable pursuant to the Warrants evidenced hereby. The Exercise Price at which the Common Stock shall be purchasable upon the exercise of Warrants shall be $12.00 per share, payable upon exercise, either in cash or by certified or official bank check, in United States dollars, to the order of the Warrant Agent. No adjustment shall be made for any dividends on any shares of stock issuable upon exercise of Warrants and no fractional shares shall be issued. The right of purchase represented by this Warrant Certificate is exercisable, at the election of the registered holder hereof, either as an entirety or from time to time in part only of the shares specified herein and, in the event that this Warrant Certificate is exercised in respect of fewer than all of such shares, a new Warrant Certificate for the remaining number of such shares will be issued on such surrender.

     The Warrants are issued under, and the rights represented hereby are subject to the terms and provisions contained in a Warrant Agreement dated as of October , 1996, between the Company and the Warrant Agent named therein, to all the terms and provisions of which the registered holder of this Warrant Certificate, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registrered holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the office of the Warrant Agent.

     The Warrants represented by this Warrant Certificate may be redeemed by the Company, at its option, at any time, on thirty days' prior written notice, at

$.10 per Warrant, if the closing sale price of the Common Stock on any national securities exchange or the average of the closing bid and asked quotations of the Common Stock on the Nasdaq Small-Cap Market has equaled or is greater than sixteen dollars and eighty cents ($16.80) for twenty (20) consecutive trading days. This Warrant Certificate may not be exercised after the close of business on the day preceding the redemption date.

     The Warrant Certificate is transferable at the office of the Warrant Agent (or its successors as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement, and upon surrender of this Warrant Certificate. Upon any such transfer, a new Warrant Certificate, or new Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock will be issued to the transferee in exchange for this Warrant Certificate.

     This Warrant Certificate and similar Warrant Certificates when surrendered at the office of the Warrant Agent (or its successor as Warrant Agent) by the registered holder in person or by attorney duly authorized in writing may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant Certificate, or other Warrant Certificates of different denominations, or like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

     This Warrant Certificate may be exercised only if a current prospectus relating to the Common Stock is then in effect and only if the shares of Common Stock are qualified for sale under the securities law of the state or states in which the Warrantholder(s) reside.

     This Warrant Certificate shall not be valid unless countersigned by the Warrent Agent.

     IN WITNESS WHEREOF, PACIFIC BIOMETRICS, INC. has caused to be printed herein the facsimile signature of its President and Secretary as of the date written above.

DATED:                                                  PACIFIC BIOMETRICS, INC.

COUNTERSIGNED:

  AMERICAN SECURITIES TRANSFER & TRUST, INC.
    (P.O. Box 1596, Denver, CO  80201)                  By:

                                  as Warrant Agent


By:
                              s/ Paul G. Kanan    s/ Douglas S. Harrington, M.D.
   Authorized Signature          President                Secretary

                                 SEAL

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                            PACIFIC BIOMETRICS, INC.
           To be Executed by the Holder in Order to Exercise Warrants

The undersigned Holder hereby irrevocably elects to exercise _________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates or such securities shall be issued in the name of: ___________________________

________________________________________________________________________________
                            [PRINTED NAME OF HOLDER]

 PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF HOLDER
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and be delivered to:____________________________________________________________
             (PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS, INCLUDING ZIP CODE)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.

Dated _____  ___________________________________________________________________
             (SIGN EXACTLY AS NAME(S) APPEARS ON THE OTHER SIDE OF THIS WARRANT)

             ___________________________________________________________________
                                 PRINTED NAME(S) OF HOLDER(S)

             ___________________________________________________________________


             ___________________________________________________________________
                                           ADDRESS


             ___________________________________________________________________
                                   SIGNATURE(S) GUARANTEED

|_| Unless this box is checked, the exercise of this Warrant is deemed to have been solicited by Paradise Valley Securities, Inc.

                                   ASSIGNMENT
            To be Executed by the Holder in Order to Assign Warrants


FOR VALUE RECEIVED, _____________________________________________________ hereby sells, assigns and transfers unto:

  PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
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       (PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS, INCLUDING ZIP CODE)

                                              PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
                                            ------------------------------------

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___________________________________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ________________________________________________ Attorney to transfer This
Warrant certificate on the books of the Warrant Agent, with full power of substitution in the premises.


Dated _____  ___________________________________________________________________
             (SIGN EXACTLY AS NAME(S) APPEARS ON THE OTHER SIDE OF THIS WARRANT)


             ___________________________________________________________________


             ___________________________________________________________________
                                           ADDRESS


             ___________________________________________________________________
                                   SIGNATURE(S) GUARANTEED

THE SIGNATURE(S) ON THE EXERCISE OR ASSIGNMENT FORM MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MAY NEED TO BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


                           NORTHERN BANK NOTE COMPANY

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  Phone approval        Proof Prepared On Above Date               P.O. Box 608
  necessitates                 Proof Approved:        LaGrange, Illinois  60525
  returning a signed                                               708/482-3900
  copy of the final     By __________________________          Fax 708/482-3332
  approved proof for    Date ________________________
  our records.
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